UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 2, 2008, we filed a Current Report on Form 8-K reporting that we completed the acquisition of the Impinj non-volatile memory (“NVM”) business (a carve-out of Impinj, Inc.). In that Current Report, we indicated that the financial statements and pro forma financial information required under Item 9.01 of Form 8-K would be filed no later than 70 calendar days after the date of the Current Report reporting the acquisition was required to be filed. This Amendment No. 1 to our July 2, 2008 Current Report on Form 8-K contains the required financial statements and pro forma financial information.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following financial statements of the Impinj NVM business (a carve-out of Impinj, Inc.) are attached as Exhibit 99.1 to this Form 8-K/A:

Balance Sheets as of December 31, 2006 and 2007 and March 31, 2008 (unaudited)

Statements of Operations for the years ended December 31, 2006 and 2007 and three months ended March 31, 2007 (unaudited) and 2008 (unaudited)

Statements of Cash Flows for the years ended December 31, 2006 and 2007 and three months ended March 31, 2007 (unaudited) and 2008 (unaudited)

Notes to the Financial Statements

(b)	Pro Forma Financial Information

The pro forma financial information with respect to the acquisition of the Impinj NVM business (a carve-out of Impinj, Inc.) by Virage Logic Corporation is attached as Exhibit 99.2 to this Form 8-K/A:

Unaudited Pro Forma Condensed Combined Financial Information (Introduction)

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2008

Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended September 30, 2007

Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended March 31, 2008

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(c)	Not applicable.

(d)	Exhibits

23.1	Consent of Independent Accountants.

99.1	Consolidated Financial Statements of the Impinj NVM business (a carve-out of Impinj, Inc.) for the years ended December 31, 2006 and 2007 and the three months ended March 31, 2007 (unaudited) and 2008 (unaudited).

99.2	Unaudited pro forma condensed combined financial information of Virage Logic Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date: September 9, 2008	By:	/s/ Christine Russell
Christine Russell
Vice President of Finance and
Chief Financial Officer

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